                  AGREEMENT FOR FINANCIAL ADVISORY SERVICES


     Hultquist Capital, LLC, a California Limited Liability Company ("Hultquist Capital"), and OnTrak Systems, Inc., a California corporation (the "Company"), make the following agreement:

1. SERVICES. Hultquist Capital will perform (i) the Consulting and Financial Advisory Services listed in Exhibit A hereto, and, (ii) solely in the discretion of the Company, if and when requested by the Company, the Acquisition Transaction Services listed in Exhibit A. The Company will cooperate with Hultquist Capital in connection with this engagement and agrees to make available to Hultquist Capital such documents and other information reasonably required, which information shall be held in confidence by Hultquist Capital, except as disclosure may be authorized in writing by the Company or as may be required pursuant to legal process.

     Hultquist Capital agrees that the personal services and attention of Gary Hultquist are expected and required by the Company during this engagement and any failure to provide such services and attention would constitute a material breach of the Agreement and grounds for termination of the Agreement for cause.

2. COMPENSATION. In consideration for the performance by Hultquist Capital of the services described in paragraph 1 and Exhibit A, the Company hereby agrees to pay Hultquist Capital fees as set forth in Exhibit B.

3. EXPENSES. Upon receipt of an invoice therefor, the Company will promptly reimburse Hultquist Capital for its actual travel outside the Bay Area, telephone, facsimile, printing and other reasonable out-of-pocket expenses incurred during, and directly attributable to this engagement; however, any expense item over $100 must be approved in advance by the Company and any expenses remaining unpaid at the termination of this engagement shall be paid at that time. Hultquist Capital will not accumulate over $500 in unapproved expenses (items under $100) without the Company's prior approval.

HULTQUIST CAPITAL/ONTRAK
AGREEMENT FOR FINANCIAL ADVISORY SERVICES
PAGE 2


4.   TERM/TERMINATION.   The term of this engagement shall be one year from the
date hereof; provided however, this engagement may be terminated by the Company or Hultquist Capital at any time with or without cause, upon written advice to that effect to the other party. If the Company terminates this engagement without cause during the performance of Acquisition Transaction Services, the Company shall pay Hultquist Capital a pro rata allocation of the scheduled Success Fee upon any Closing of the Transaction which was the subject of such services.

5. MISCELLANEOUS. This agreement contains the entire agreement between Hultquist Capital and the Company concerning the subject matter hereof and supersedes all prior understandings and agreements, if any. This Agreement will be governed by, and construed in accordance with, the laws of the State of California. Any waiver of any right or obligation hereunder must be in writing and signed by the party to be charged therewith. Any and all disputes arising out of this agreement shall be resolved by arbitration under the rules of the American Arbitration Association, with the prevailing party entitled to reimbursement of reasonable attorneys' fees.



Date:  October 1, 1995             Date:  October 1, 1995

HULTQUIST CAPITAL, LLC             ONTRAK SYSTEMS, INC.



By________________________         By___________________________
     Gary Hultquist                     Ken Smith
     President                          Chief Executive Officer

HULTQUIST CAPITAL/ONTRAK
ENGAGEMENT AGREEMENT


                                  EXHIBIT A


     Hultquist Capital will perform the following Services for the Company in connection with this engagement:

A.   CONSULTING AND FINANCIAL ADVISORY SERVICES (ONGOING/MONTHLY)

1. As requested, provide advice to Management concerning financial, investor/shareholder and administrative matters.

2. Assist the Chief Financial Officer in preparing financial forecasts and on other financial matters as requested.

3. Assist Management in corporate development activities, including the identification and preliminary discussion and analysis of prospective acquisitions of businesses, product lines and acquisitions or licenses of technology.


B.   ACQUISITION TRANSACTION SERVICES (IF AND WHEN REQUESTED BY THE COMPANY)

1. Familiarize itself with the management, business, operations, products, intellectual property, marketing rights, prospects and financial condition of acquisition prospects (hereafter "Prospects").

2. Advise and assist the Company in determining a valuation range for each Prospect or proposed transaction, including licensing activities.

3. Advise and assist the Company in devising a procedure and approach to solicitation of Prospects, handling of interested Prospects and preparing and making presentations to Prospects as necessary.

4. Lead the Company's contacts and negotiations with Prospects and elicit offers or acceptances to any offers made by the Company.

5. Assist the Company and its Board of Directors in analyzing and handling any offers, and in devising a strategy and tactics in negotiating with Prospects.

6. Assist the Company and its attorney in negotiations with interested parties to obtain a firm offer/agreement acceptable to the Company.

7.   Assist in achieving a binding agreement and closing the transaction.

8.   Conduct primary and secondary research related to the above.

HULTQUIST CAPITAL/ONTRAK
ENGAGEMENT AGREEMENT


                                 EXHIBIT B


     In consideration of the services specified in paragraph 1 and Exhibit A of this Agreement, the Company agrees to compensate Hultquist Capital as follows:

CONSULTING AND FINANCIAL ADVISORY SERVICES

     Ten thousand dollars ($10,000) per month during the term hereof, which sum shall not be credited to any Acquisition Transaction Closing Fees earned.

ACQUISITION TRANSACTION SERVICES

Upon the Closing of any Acquisition or License Transaction for which the Company utilizes the services of Hultquist Capital, a Success Fee in the following amounts, unless otherwise agreed:

Transaction Type                  Transaction Size      Success Fee
----------------                  ----------------      -----------

License or Purchase of
Technology, in the form
of Intellectual Property          All                   $25,000

Acquisition of a business or
technology, via a purchase
of assets or stock, and any
associated intellectual
property                          All                   The greater of (i)
                                                        one-half of one per
                                                        cent (.005%) of the
                                                        consideration paid by
                                                        Company, or
                                                        (ii) $50,000.